  2812 SOUTH  2750 EAST. • SALT LAKE CITY, UTAH 84109

 (801) 277-2763 PHONE • (801) 277-6509 FAX

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

October 29, 2009

U.S. Securities and Exchange Commission

450 5th Street, N.W.

Washington, D.C.  20549

Re:       Consent to be named in the S-8 Registration Statement of Wizzard Software Corporation, a Colorado corporation (the "Registrant"), to be filed on or about October 29, 2009, covering the registration and issuance of 2,000,000 shares of common stock to participants in the Company's 2009 Stock Option Plan

Ladies and Gentlemen:

We hereby consent to the use of our audit report dated March 14, 2009, for the fiscal year ended December 31, 2008, that is contained in the Company's 10-K-A1 Annual Report for the fiscal year ended December 31, 2008, filed with the Securities and Exchange Commission on June 2, 2009 in the above referenced Registration Statement.  We also consent to the use of our name as experts in such Registration Statement.

/s/ Gregory & Associates, LLC

Gregory and Associates, LLC,

Certified Public Accountants